Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Post-effective Amendment No. 2 to Form F-1 on Form F-3 of Cheche Group Inc. of our report dated April 29, 2024 relating to the financial statements, which appears in Cheche Group Inc.’s Annual Report on Form 20-F for the year ended December 31, 2023. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers Zhong Tian LLP

Beijing, the People’s Republic of China

March 17, 2025